Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-174033, Form S-8 No. 333-166651, Form S-8 No.333-159031, Form S-8 No. 333-149932, Form S-8 No. 333-143094, Form S-3 No. 333-173416 and Form S-3 No. 333-164282) of Cavium, Inc. of our report dated February 27, 2012, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2012